Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Annual Report on Form 1-K of Fundrise Income eREIT 2019, LLC of our report dated April 19, 2022, relating to the financial statements of Fundrise Income eREIT 2019, LLC.

/s/ RSM US LLP

McLean, Virginia

April 19, 2022